                                 BUILDING "C"

                               OLD ORCHARD PLAZA

                                 OFFICE LEASE

                                    BETWEEN

                        LONG DRIVE INVESTORS I, L.L.C.

                                   LANDLORD

                                      AND

                                 PEAPOD, L.P.

                                    TENANT

                      DATED _______________________, 1997
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                               TABLE OF CONTENTS
                               -----------------
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EXHIBIT A    Premises

EXHIBIT B    Base Rent

EXHIBIT C    Letter of Credit

EXHIBIT D    Amortization Schedule

RIDER ONE

WORK AGREEMENT
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                                 OFFICE LEASE
                                 ------------


     THIS LEASE made as of the _____ day of _______________, 1997, between Long Drive Investors I, L.L.C., a Delaware limited liability company ("Landlord") and Peapod, L.P., an Illinois limited partnership, whose address is 1033 University Place, Evanston, Illinois ("Tenant").

                                  WITNESSETH:

                                   ARTICLE 1

                               PREMISES AND TERM

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain premises consisting of 29,730 square feet ("Premises") described or shown on Exhibit A attached hereto, in the building known as Building C ("Building") located at Old Orchard Plaza, 5401 Old Orchard Road, Skokie, Illinois ("Property", as further described in Article 25), subject to the provisions herein contained. The term ("Term") of this Lease shall commence on
(i) June 15, 1997 for the portion of the Premises consisting of the second floor and the data center on the third floor, and (ii) July 1, 1997 for the remainder of the Premises (except that each of the foregoing dates shall be extended by one day for each day that Landlord is delayed beyond April 18, 1997 in obtaining all necessary permits required to begin construction of the Work to be performed pursuant to the Work Agreement attached hereto) (each of the foregoing dates relative to space (i) and space (ii) above, respectively, being referred to hereinafter as the "Commencement Date" for such space), and end December 31, 2004 ("Expiration Date"), unless sooner terminated as provided herein. The Commencement Date shall be subject to further adjustment as provided in Article
4. Landlord and Tenant agree that for purposes of this Lease the rentable area of the Premises is 29,730 square feet, the rentable area of the Building is 49,550 square feet and the rentable area of the Property is 280,120 square feet.

                                   ARTICLE 2

                                   BASE RENT

     Tenant shall pay Landlord Base Rent as set forth in Exhibit B attached hereto, in monthly installments, in advance on or before the first day of each calendar month during the Term. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of 1/30th of the monthly Base Rent for each day of such month.

     Notwithstanding the foregoing to the contrary, Tenant shall be entitled to an abatement of the Base Rent for the portion of the Premises which comprises floors 3 and 4 consisting of


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approximately 19,820 square feet from the Commencement Date until March 31, 1998
("Abatement Period"). The Abatement Period shall be extended one (1) additional day for each day the Commencement Date is delayed.

                                   ARTICLE 3

                                ADDITIONAL RENT

     (A) TAXES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Taxes in the manner described below. The terms "Taxes" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25.

     (B) OPERATING EXPENSES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Operating Expenses in the manner described below. The terms "Operating Expenses" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25.

     (C) MANNER OF PAYMENT. Taxes and Operating Expenses shall be paid in the following manner:

          (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

          (ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses,
                 (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and
                 (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

          (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period of January 1 of the current calendar year through the month in which the

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                 Statement is sent. Tenant shall make such payments within
                 thirty (30) days after Tenant's receipt of the Statement.


          (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

          (v) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses.

     (D) PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

     (E) LANDLORD'S RECORDS. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Although this Lease contemplates the computation of Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than ninety (90) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Prorata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than sixty (60) days after Landlord makes such records available for examination. Such Statement shall be considered

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final, except as to matters to which exception is taken after examination of
Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent Big Six accounting firm not then used by Landlord and approved by Tenant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than 2%. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

     (F) RENT AND OTHER CHARGES. Base Rent, Taxes, Operating Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered into in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property, or at such other place as Landlord may designate.

                                   ARTICLE 4

                              COMMENCEMENT OF TERM

     The Commencement Date set forth in Article 1 shall be delayed and Rent shall be abated to the extent that Landlord fails: (i) to substantially complete the improvements to the Premises required to be performed by Landlord under the attached Work Agreement, or (ii) to deliver possession of the Premises for any other reason, except to the extent that Tenant, its contractors, agents or employees or Tenant Delays (as defined in the Work Agreement) in any way contribute to either such failures. If Landlord so fails for a sixty (60) day initial grace period, or such additional time as may be necessary due to fire or other casualty, strikes, lock outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions of Tenant or other Persons, or other causes beyond Landlord's reasonable control, which shall, in no event, extend such initial grace period beyond a maximum of one hundred twenty (120) days of delay in the aggregate, Tenant shall have the right to terminate this Lease by at least thirty (30) days' written notice to Landlord any time thereafter provided, however, that if Landlord substantially completes the improvements and delivers the Premises to Tenant within said notice period, Tenant's termination of the Lease shall be null and void and of no force or effect. Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the abatement of Rent and right to terminate this Lease described above. Upon any such termination, Landlord and Tenant shall be entirely relieved of their obligations hereunder, and any Security Deposit and Rent payments shall be returned to Tenant. If the

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Commencement Date is delayed, the Expiration Date shall not be similarly extended, unless Landlord and Tenant mutually agree in writing. During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. Tenant shall be permitted to enter the portions of the Premises consisting of the second floor and the data center on the third floor upon substantial completion of same and Tenant shall comply with all the terms and provisions of this Lease regarding such occupancy except that Rent shall be prorated based on the number of rentable square feet occupied by Tenant. If Tenant shall be permitted to enter other portions of the Premises prior to the Commencement Date for the purpose of occupying same, Tenant shall comply with all the terms and provisions of this Lease regarding such occupancy of such other portions except that Rent shall be likewise prorated based on the number of rentable square feet occupied by Tenant.

                                   ARTICLE 5

                             CONDITION OF PREMISES

     Except as expressly provided in the attached Work Agreement, Tenant has inspected the Premises, Property, Systems and Equipment (as defined in Article
25), or has had an opportunity to do so, and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

                                   ARTICLE 6

                                 USE AND RULES

     Tenant shall use the Premises for general office purposes, including a call center and data center and no other purpose whatsoever, in compliance with all applicable Laws, and without disturbing or interfering with any other tenant or occupant of the Property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall comply with all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person (as defined in Article 25) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance.


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                                   ARTICLE 7

                             SERVICES AND UTILITIES

     Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein or in any separate rider hereto):


     (A) Heat, ventilation and air-conditioning ("HVAC") to provide a temperature required, in Landlord's reasonable opinion and in accordance with applicable Law, for occupancy of the Premises under normal business operations, from 8:00 a.m. until 6:00 p.m. Monday through Friday and from 8:00 to 1:00 on Saturdays except on Holidays (as defined in Article 25). Provided that Landlord executes the Work substantially in accordance with the current Plans referenced in the attached Work Agreement and provides maintenance in accordance with the provisions of this Lease, Landlord shall not be responsible for inadequate HVAC service (i) in the portion of the Premises other than the data center to the extent that Tenant exceeds the heat load factors which Tenant's architect furnished to Landlord (i.e., occupancy by no more than 96 persons per floor with equipment and lighting not exceeding one desk top computer per person, standard lighting and other low voltage, low current incidental equipment) and, (ii) in the data center, regardless of Tenant's use thereof. Tenant shall be responsible for providing and paying all costs associated with any additional HVAC capacity or service Tenant deems necessary or desirable.

     (B) Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property.

     (C) Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises.

     (D) Operatorless passenger elevator service in common with Landlord and other tenants and their contractors, agents and visitors.

     (E) Parking in common with other tenants of the Property on a first come, first served basis in accordance with applicable Laws. By the first anniversary of the Commencement Date and for the remainder of the Term Landlord will maintain for Tenant's benefit a parking ratio at the Property of four (4) parking spaces per each 1,000 square feet of occupied space at the Property.

     Notwithstanding anything to the contrary contained in this Lease, the Premises shall be separately metered and Tenant shall make arrangements to directly purchase and pay for all electricity consumed in the Premises (other than that consumed by HVAC equipment during regular Building hours, the cost of which shall be included in Operating Expenses under Article 25) from the local utility or municipality serving the Building during the Term, as the same may

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be extended. Tenant's use of electrical service shall not exceed the safe and lawful capacity of the Building's existing electrical circuits as may be modified per the Plans referenced in the attached Work Agreement. In the event that Tenant requires HVAC service outside of the normal Building hours set forth in Article 7(A) above, Landlord shall seek to provide same, provided that Landlord shall receive Tenant's request within a reasonable period prior to the time such extra HVAC service is needed. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall pay the costs, for such extra HVAC service as Landlord shall from time to time reasonably determine, which shall include any indirect costs of Landlord in furnishing same such as, but not limited to, amortization of equipment costs and chemical usage. All charges for extra HVAC service shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing.

     In the event that Tenant requires supplementary HVAC service during regular Building hours, Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary HVAC or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant.

     Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, except as expressly provided below, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

     Notwithstanding anything to the contrary in this Article 7, if: (a) any services or utilities are interrupted or discontinued as a result of Landlord's negligence, and Tenant is unable to and does not use, the Premises as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within five (5) consecutive days after receiving such notice, or such additional time as may be required due to acts of god, force majeure, casualty damage, strikes, shortages of labor or materials, or other causes beyond

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Landlord's reasonable control, Rent hereunder shall thereafter be abated until such time as such services or utilities are restored or Tenant begins using the Premises again, whichever shall first occur. In the event of (a) and (b) above, and in the event such interruption or discontinuance has not been cured within one hundred eighty (180) consecutive days after Landlord receives notice or such additional time as may be required by causes beyond Landlord's reasonable control, Tenant may terminate this Lease by sending Landlord at least sixty (60) days (but not more than 120 days) advance notice. For purposes of this Article 7, an interruption or discontinuance of a service or utility shall be deemed to be cured if the restoration of such service or utility is effective for an aggregate period or periods of time which exceed, in the aggregate, the period(s) of interruption or discontinuance. Such termination right shall not be available to Tenant if Landlord corrects the interruption or discontinuance within sixty (60) days after Tenant's notice or provides Tenant new premises reasonably comparable to the Premises and access thereto within sixty (60) days after Tenant's notice. Such abatement of Rent and termination right shall be Tenant's sole recourse in the event of a discontinuance or interruption of services or utilities required to be provided by Landlord hereunder. Notwithstanding any of the foregoing to the contrary, in the event of an interruption or discontinuance of services or utilities which is the result of casualty damage, the provisions of Article 10 shall govern and control.

                                   ARTICLE 8

                             ALTERATIONS AND LIENS

     Except for purely "cosmetic" changes not visible from outside the Premises (e.g., paint, wallpaper and carpeting) and certain communication and computer cabling modifications as further described in Article 29 below, Tenant shall make no additions, changes, alterations or improvements (the "Work") to the Premises or the Systems and Equipment (as defined in Article 25) pertaining to the Premises without the prior written consent of Landlord. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure of the Property, and requirements as to the manner and times in which such Work shall be done. All Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord's supervision. Except in those instances in which purely cosmetic changes are involved, Tenant shall pay Landlord a reasonable fee (not to exceed 5% of the cost of the Work plus reimbursement of Landlord's out of pocket costs to cover Landlord's overhead in reviewing Tenant's plans and specifications and performing any supervision of the Work. If

                                       8
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Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work.

     Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Work on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

                                   ARTICLE 9

                                    REPAIRS

     Except for customary cleaning and trash removal provided by Landlord under
Article 7, and damage covered under Article 10, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner approved by Landlord in advance in writing. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord. Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or

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in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under
Article 10, Landlord shall keep the common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Operating Expenses, as described in Article 25, except as limited therein).




                                  ARTICLE 10

                                CASUALTY DAMAGE

     If the Premises or any common areas of the Property providing access thereto or any parking areas necessary for Landlord to comply with Landlord's parking obligations pursuant to Article 7(E) shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder (as defined in Article 25), any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work performed or paid for by Landlord under any separate agreement signed by the parties in connection herewith. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof (unless Tenant or its employees or agents caused the damage). Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be materially damaged by Tenant or its employees or agents, or if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (b) more than 25% of the Premises is affected by the damage, and fewer than 24 months remain in the Term, or any material damage occurs to the Premises during the last 12 months of the Term,
(c) any Holder (as defined in Article 25) shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not

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covered by Landlord's insurance policies required to be maintained hereunder, or
(d) the cost of the repairs, alterations, restoration or improvement work would exceed 25% of the replacement value of the Building, or the nature of such work would make termination of this Lease necessary. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent and termination right provided below, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable law to terminate the Lease by reason of damage to the Premises or Property. Tenant acknowledges that this Article represents the entire agreement between the parties respecting damage to the Premises or Property.

     Notwithstanding anything to the contrary contained in this Article 10, Tenant may terminate this Lease if Tenant is unable to use all or a substantial portion of the Premises (or more than 20% of the parking required to be provided pursuant to Article 7(E) is unusable) as a result of fire or other casualty not caused by Tenant or its employees or agents, and (a) Landlord fails to commence restoration work to the Premises and access thereto and/or, if applicable, the parking areas within sixty (60) days after the damage occurs, or (b) Landlord fails to substantially complete such work within 180 days after commencing the same (or if the Premises contains more than 30,000 rentable square feet, then an additional 30 days for each additional 5,000 rentable square feet), or such additional time as may be necessary due to strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages or other causes beyond Landlord's reasonable control, which time period shall in no event exceed, in the aggregate, more than two hundred seventy (270) days or (c) such work is reasonably estimated (which estimate Landlord shall provide within 60 days following the casualty), to take more than 180 days to substantially complete after being commenced (or if the Premises contains more than 30,000 rentable square feet, then an additional 30 days for each additional 5,000 rentable square feet), or (d) more than 25% of the Premises is affected by the damage, and fewer than 24 months remain in the Term. In order to exercise any of the foregoing termination rights, Tenant must send Landlord at least sixty (60) days (but not more than 120 days) advance notice specifying the basis for termination, and such notice must be given no later than thirty (30) days following the occurrence of the condition serving as the basis for the termination right invoked by Tenant. Such termination rights shall not be available to Tenant if: (i) Landlord substantially completes the repairs to the Premises and/or, if applicable, the parking areas and access thereto within sixty (60) days after Tenant's notice, or (ii) Landlord provides Tenant with new premises reasonably comparable to the Premises (and/or, if applicable, substitute parking located on or near (and accessible from) the Property) and access thereto within sixty (60) days after Tenant's notice. Notwithstanding anything to the contrary contained herein, if Tenant, or its officers, employees, contractors, invitees or agents delay Landlord in performing the repairs, Landlord shall have additional time to complete the work equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.

                                   ARTICLE 11

                  INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

     Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $2,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Tenant shall also maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Landlord shall, as part of Operating Expenses, maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $2,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Landlord shall also, as part of Operating Expenses, maintain during the Term worker compensation insurance as required by statute, and primary, non-contributory, extended coverage or "all-risk" property damage insurance, in an amount equal to at least ninety percent (90%) of the full insurable replacement value of the Property (exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant's insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Landlord from being a co-insured, and such other coverage as Landlord shall deem appropriate or that may be required by any Holder (as defined in Article 25).

     Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord and such other parties that Landlord shall designate as additional insureds) prior to the Commencement Date, which shall state that such insurance coverage may not be changed or canceled without at least twenty (20) days prior written notice to Landlord, and shall provide renewal certificates to Landlord at least twenty
(20) days prior to expiration of such policies. Landlord may periodically, but not more often than every five years, require that Tenant reasonably increase the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies." All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall be reasonably acceptable to Landlord. By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against such other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

                                  ARTICLE 12

                                 CONDEMNATION

     If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than 180 days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired, or if more than 20% of the parking required to be provided pursuant to Article 7(E) is taken and Landlord does not replace such parking in some fashion within 180 days, or such additional time as may be necessary due to strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages or other causes beyond Landlord's reasonable control, which time period shall in no event exceed, in the aggregate, more than two hundred seventy (270) days. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord [on account of Landlord's fee interest subject to Tenant's leasehold interest] or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

                                  ARTICLE 13

                             RETURN OF POSSESSION

     At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear excepted, and shall surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items; provided, Landlord shall not require removal of customary office improvements installed pursuant to any separate agreement signed by both parties in connection with entering this Lease (except as expressly provided to the contrary therein), or installed by Tenant with Landlord's written approval (except as expressly required by Landlord in connection with granting such approval). If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                                  ARTICLE 14

                                 HOLDING OVER

     Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Rent then applicable (which shall increase to 200% of the amount then applicable beginning with the second month of such holdover) (or the highest amount permitted by Law, whichever shall be less) prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 13). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, and except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto).

                                  ARTICLE 15

                                   NO WAIVER

     No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.


                                  ARTICLE 16

                        ATTORNEYS' FEES AND JURY TRIAL

     In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

                                  ARTICLE 17

              PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

     Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Work to the Premises under Article 8. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation, showing the amount of such impositions applicable to Tenant's property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.

                                  ARTICLE 18

                             REASONABLE APPROVALS

     Whenever Landlord's approval or consent is expressly required under this Lease (including Article 21) or any other agreement between the parties, Landlord shall not unreasonably withhold or delay such approval or consent (reasonableness shall be a condition to Landlord's enforcement of such consent or approval requirement, and not a covenant), except for matters affecting the structure, safety or security of the Property, or the appearance of the Property from any common or public areas.

                                  ARTICLE 19

              SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

     This Lease is subject and subordinate to all Mortgages (as defined in Article 25) now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Holder or any purchaser at foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Holder, or (iii) bound by any future modification of this Lease not consented to by such Holder. Any Holder (as defined in Article
25) may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give any Holder by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the times permitted Landlord for cure under this Lease, any such Holder whose address has been provided to Tenant shall have an additional period of thirty
(30) days in which to cure (or such additional time as may be required due to causes beyond such Holder's control, including time to obtain possession of the Property by power of sale or judicial action). Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Article in recordable form.

                                  ARTICLE 20

                             ESTOPPEL CERTIFICATE

     Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver a statement (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and any dates to which the Rent has been paid in advance, and the amount of any Security Deposit, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.




                                  ARTICLE 21

                           ASSIGNMENT AND SUBLETTING

     (A) TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or
(iii) permit the use of the Premises by any Persons (as defined in Article 25) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than 30 nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transfer certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonable require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

     (B) APPROVAL. Landlord will not unreasonably withhold its consent (as provided in Article 18) to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property,
(ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes,
(iv) the Transferee is either a government (or agency or instrumentality thereof) or an occupant of the Property, (v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, or (vi) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed Transfer.

     (C) TRANSFER PREMIUM. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term ,and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

     (D) RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be cancelled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

     (E) TERMS OF CONSENT. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (d) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than 2%, Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Article 23(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

     (F) CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (i) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets, except where such transfer, sale, mortgage or pledge is made for a separate legitimate business purpose and not to avoid the restrictions set forth in this Article 21.

     (G)  AFFILIATES. Notwithstanding anything to the contrary contained in this
Article 21, Tenant may permit the Premises to be used by, or may sublease the Premises or assign this Lease to any party (an "Affiliate") which directly or indirectly: (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant or any of the foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets or any such other party's assets are sold; without Landlord's consent, provided: (a) Landlord shall receive a copy of the executed transfer document promptly after execution, (b) Tenant shall remain liable under this Lease (provided that Tenant remains in existence) and (c) the Transferee shall expressly assume Tenant's obligations under this Lease.

     (H) PREAPPROVED OCCUPANTS. Tenant shall be permitted to provide up to 3000 square feet of space, in the aggregate, to Tenant's consultants, vendors, joint venturers, directors, advisors or other parties who have a direct relation to Tenant's business and whose character, reputation, business and use are consistent with the quality of the Property, without the same being deemed a Transfer hereunder or being subject to the provisions of this Article 21, provided, however, that (i) Tenant shall provide Landlord with a list of any parties occupying the Premises pursuant to this subparagraph (H) including the amount of space leased within ten (10) days of Landlord's written request for same, and (ii) if Landlord reasonably determines that any party in the Premises pursuant to this subparagraph (H) does not have a character, reputation, business and use consistent with the quality of the Property, such party shall vacate the Premises within fifteen (15) days of Landlord's written notice to Tenant requiring same.




                                  ARTICLE 22

                          RIGHTS RESERVED BY LANDLORD

     Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

     (A) To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

     (B) To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours, and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last 3 months of the Term, to decorate, remodel, repair, or alter the Premises.

     (C) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

     (D) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements, or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors.

     In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written notice (except in emergencies, or for routine cleaning or other routine matters) to Tenant's contact person as designated by Tenant in writing from time to time (Tenant's contact person shall initially be Mr. Daniel Rabinowitz), and (b) take reasonable steps to minimize any interference with Tenant's business.

                                  ARTICLE 23

                              Landlord's Remedies

     (A) Default. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant, which if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within ten (10) days after notice; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after notice, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iii) failure by Tenant to comply with the Rules, unless such failure is cured within five (5) days after notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within period and thereafter reasonably seeks to cure such failure to completion); (iv) vacation of all or a substantial portion of the Premises for more than thirty
(30) consecutive days, or the failure to take possession of the Premises within sixty (60) days after the Commencement Date; (v) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days, (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature; (vi) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 21; (vii) cancellation of any guaranty of this Lease by any Guarantor; (viii) failure by Tenant to cure within any applicable times permitted thereunder any default under any other lease for space at the Property or any other buildings owned or managed by Landlord or its affiliates, now or hereafter entered by Tenant (and any Default hereunder not cured within the times permitted for cure herein shall, at Landlord's election, constitute a default under any such other lease or leases). Failure by Tenant to comply with the same term or condition of this Lease on three occasions during any twelve month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute an incurable Default, if Landlord has given Tenant notice of each such failure within ten (10) days after each such failure occurs. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

     (B) REMEDIES. If a Default occurs and is not cured within any applicable time permitted under Paragraph (A), Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or, other provisions of this Lease:

          (i) Landlord may terminate this Lease, repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover as damages a sum of money equal to: (a) any unpaid Rent as of the termination date including interest at the Default Rate (as defined in Article 25), (b) any unpaid Rent which would have accrued after the termination date through the time of award including interest at the Default Rate, less such loss of Rent that Tenant proves could have been reasonably avoided, (c) any unpaid Rent which would have accrued after the time of award during the balance of the Term, less such loss of Rent that Tenant proves could be reasonably avoided, and (d) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation all Costs of Reletting (as defined in Paragraph F). For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's Prorata Share of Taxes and Operating Expenses shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

          (ii) If applicable Law permits, Landlord may terminate Tenant's right of possession and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease (and if such Law permits, and Landlord shall not have expressly terminated the Lease in writing, any termination shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover: (a) any unpaid Rent as of the date possession is terminated, including interest at the Default Rate, (b) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of award (or which may have accrued from the time of any earlier award obtained by Landlord through the time of award), including interest at the Default Rate, less any Net Re-Letting Proceeds (as defined in Paragraph F) received by Landlord during such period, and less such loss of Rent that Tenant proves could have been reasonably avoided, and (c) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation, all Costs of Reletting (as defined in Paragraph F). Landlord may bring suits for such amounts or portions thereof, at any time or times as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment.

     (C) Mitigation of Damages. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder, if mitigation of damages by Landlord is required by applicable Law. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate (except as may be required by applicable Law), and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease (subject to Article 21).

     (D) Specific Performance, Collection of Rent and Acceleration. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B), above or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law: (i) to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and
(ii) to sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant not cured within any applicable time for cure hereunder, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant's Pro rata Share of Taxes and Operating Expenses for the remainder of the Term shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the date of such declaration); provided, Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual Net Re-Letting Proceeds thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

     (E) Late Charges and Interest. Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, the second and each subsequent time in any twelve (12) month period that Rent is not received within five (5) days after its due date. In addition, any Rent paid more than five (5) days after due shall accrue interest from the due date at the Default Rate (as defined in Article 25), until payment is received by Landlord. Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

     (F) Certain Definitions. "Net Re-Letting Proceeds" shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting, during a given period of time. "Costs of Re-Letting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants. "Replacement

Tenants" shall mean any Persons (as defined in Article 25) to whom Landlord relets the Premises or any portion thereof pursuant to this Article.

     (G) OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws.
Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

                                  ARTICLE 24

                           Landlord's Right to Cure

     If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of

Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.

                                  ARTICLE 25

                    Captions, Definitions and Severability

     The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

     (A) "Building" shall mean the structure identified in Article I of this Lease.

     (B) "Default Rate" shall mean the prime rate (as quoted by the First National Bank of Chicago, or if same is no longer in existence, then the prime rate as quoted in the Wall Street Journal) plus five percent (5%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

     (C) "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

     (D) "Holidays" shall mean all federally observed holidays, including New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

     (E) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

     (F) "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

     (G) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

     (H) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall pay during any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property, including without limitation, any amounts paid for:
(a) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) insurance applicable to the Property, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries and other compensation and benefits (including out-of-pocket costs for off-site parking privileges, if necessary) for all persons engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, and (i) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, re-paving and re-striping parking facilities, and roof repairs. If the Property is not at least 95% occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e., those items which vary according to occupancy levels) that would have been paid had the Property been 95% occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

          (i) depreciation of the Property or any equipment except as permitted in (ii) below, interest and amortization on Mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received);

          (ii) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the Property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of: (i) their useful lives, (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or (iii) three (3) years; and

          (iii) salaries of executive personnel to the extent not directly involved in management and operation of the Property.

     (I) "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

     (J) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Because the Building is part of a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, the Property shall, at Landlord's option also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall initially include such buildings and structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference to the total square footage of the Property in Article 1. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment (as defined in Article 25), fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

     (K) "Rent" shall have the meaning specified therefor in Article 3(F).

     (L) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

     (M) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 17), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting expenses and attorneys' fees), up to the amount Tenant paid towards Taxes during such year, to Tenant's last known address. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

     (N) "Tenant's Prorata Share" of Taxes and Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property (or, at Landlord's option, the rentable area of the Building, for those components of Taxes and Operating Expenses that primarily benefit the Building) on the last day of the calendar year for which Taxes or Operating Expenses are being determined, excluding any parking facilities. Tenant acknowledges that the "rentable area of the Premises" and the "rentable area of the Property" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except to the extent Landlord elects to the contrary as provided herein, the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Property. If the Property or any development of which it is a part, shall contain non-office uses, Landlord shall have the right to determine in accordance with sound accounting and management principles and in a manner fair and equitable to tenants of the Property including Tenant, Tenant's Prorata Share of Taxes and Operating Expenses for only the office portion, in which event, Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a prorata basis, Landlord may exclude, in accordance with sound accounting and management principles and in a manner fair and equitable to tenants of the Property including Tenant, the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant's Prorata Share. Because the Property is part of a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, Landlord may allocate Taxes and Operating Expenses within such complex, development or group, and between such buildings and structures and the parcels on which they are located, in accordance with sound accounting and management principles. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management principles and in a manner fair and equitable to tenants of the Property including Tenant, Tenant's Prorata Share of Taxes and Operating Expenses based upon the totals of each of the same for a group of such buildings and structures, the land constituting parcels on which the same are located, and all related facilities, including common areas and easements, corridors, lobbies, sidewalks, elevators, loading areas, parking facilities and driveways and other appurtenances and public areas, in which event Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of the group of such buildings. In the event that Tenant leases additional space during any calendar year, Tenant's Prorata Share shall be correspondingly adjusted and the charge to Tenant for Taxes and Operating Expenses shall be prorated to take into account the different amounts of space leased by Tenant for each period during the year.

                                   ARTICLE 26

                      CONVEYANCE BY LANDLORD AND LIABILITY

     In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Property (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.


                                  ARTICLE 27

                                INDEMNIFICATION

     Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or Property by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 8, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 29, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 30 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees.

                                   ARTICLE 28

               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

     The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 11. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                                   ARTICLE 29

                       COMMUNICATIONS AND COMPUTER LINES

     Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of
Article 8, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice. Notwithstanding any of the foregoing to the contrary, Tenant may install, maintain, replace, remove or use any Lines within and solely serving Tenant's Premises where same shall not impact Landlord's or other tenant's use of the Lines at the Property in any way (including, without limitation, utilization of more than a fair allocation by Tenant of the Building and Property's riser capacity) without Landlord's prior consent, provided Tenant shall notify Landlord of any such work in writing within thirty (30) days of such work (or on some other periodic basis chosen by Landlord and requested of Tenant in writing).

     Landlord may (but shall not have the obligation to): (i) install new Lines at the Property (ii) create additional space for Lines at the Property, and
(iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Article 25 (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Article 25.

     Notwithstanding anything to the contrary contained in Article 13, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by

Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                                   ARTICLE 30

                              HAZARDOUS MATERIALS

     Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, nor permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under
Article 6), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require,
(c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

     Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law.
The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

     If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 10 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 10.

                                   ARTICLE 31

                                 MISCELLANEOUS

     (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 21 respecting Transfers.

     (B) Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

     (C) This Lease shall be construed in accordance with the Laws of the state in which the Property is located.

     (D) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

     (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

     (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

     (G) If the Commencement Date is delayed in accordance with Article 4 for more than one year, Landlord may declare this Lease null and void, and if the Commencement Date is so delayed for more than seven years, this Lease shall thereupon become null and void without further action by either party.

                                  ARTICLE 32

                                     OFFER

     The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant.

                                  ARTICLE 33

                                    NOTICES

     Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease, until the Commencement Date, and thereafter to the Tenant at the Premises, with a copy to Cowen, Crowley, Nord & Staub, P.C., 55 West Monroe Street, Suite 500, Chicago, Illinois 60603, Attention: Donald C. Nord and Wilbert F. Crowley, and if to Landlord, at the address at which the last payment of Rent was required to be made, with copies to Walton Street Capital, L.L.C., 900 North Michigan Avenue, Suite 1900, Chicago, Illinois 60611, Attention: Mr. Howard Brody and to Development Resources, Inc., 439 North Wells Street, Chicago, Illinois 60610, Attention: Mr. James De Rose, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                                  ARTICLE 34

                              REAL ESTATE BROKERS

     Tenant represents that Tenant has dealt only with Frain Camins & Swarthchild (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

                                  ARTICLE 35

                               SECURITY DEPOSIT

     Tenant shall deposit with Landlord a letter of credit (as described below) in the initial amount of $840,000 as a security deposit ("Security Deposit"), upon Tenant's execution and submission of this Lease. The letter of credit shall be a clean, unconditional, stand-by, irrevocable letter of credit in the initial amount of $840,000 (which shall be subject to periodic reductions described below) substantially in the form attached hereto as Exhibit C, issued by a federally insured national banking association located in Chicago reasonably acceptable to Landlord. Tenant shall maintain the letter of credit through December 31, 2004 ("LOC Expiration Date"), but may initially obtain a letter of credit for a shorter term so long as it is renewed or replaced periodically by submitting to Landlord original amendments extending the expiration date (or replacement letters of credit with extended expiration dates), on a periodic basis no later than the date that is 30 days prior to the expiration date of the letter of credit then in effect. Failure to so extend the expiration date of the letter of credit through said LOC Expiration Date in the foregoing manner shall constitute a default under this Lease, entitling Landlord, in addition to all other remedies, to draw down the letter of credit without notice to Tenant and to hold or apply the proceeds thereof as a Security Deposit. Beginning on the anniversary date ("Anniversary Date") of the date Tenant first pays Rent on the entire Premises, and provided Tenant is not then in default of the Lease beyond any applicable cure periods, the amount of the letter of credit may be reduced by Tenant to $750,000.00. Thereafter, provided that Tenant is not in default beyond any applicable cure periods, Tenant may reduce the amount of the letter of credit as follows:


               Anniversary Date     Required Amount
               ----------------     ---------------

                     3rd                $562,500
                     4th                $375,000
                     5th                $187,500

     The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damage. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with Article
13. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. Tenant shall have the right, upon thirty (30) days' notice to Landlord to replace the letter of credit with an equivalent amount of cash to be held per the terms of this Article 35 by Landlord, or in an escrow arrangement with a title company or a bank (any costs of which arrangement Tenant shall pay), the terms of which escrow shall be substantially similar to the letter of credit (including, without limitation, Landlord's ability to draw down on such Security Deposit unilaterally, unconditionally and without the need for advance notice), and otherwise acceptable to Landlord. Notwithstanding any of the foregoing, to the extent that a mutually agreeable escrow arrangement is utilized, Tenant shall have the right to have the Security Deposit invested for Tenant's benefit in U.S Treasury obligations or other interest-bearing investments acceptable to Landlord.

                                  ARTICLE 36

                               OPTION TO EXTEND

     Tenant is hereby granted an option to extend the Term for a single additional period of five (5) consecutive Lease Years ("Extension Period"), on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that Tenant shall have no further right to extend, and monthly Base Rent shall be the then Prevailing Rental Rate. The option to extend may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than twenty four (24) months and no later than twelve (12) months prior to the commencement of the Extension Period. Said exercise shall, at Landlord's election, be null and void if Tenant is in Default under the Lease beyond any applicable cure period at the date of said notice or at any time thereafter and prior to commencement of the Extension Period. The term "Lease Year" herein means each twelve month annual period, commencing with the first day of the Extension Period, without regard to calendar years.

     "Prevailing Rental Rate" means the average per square foot rental rate per year for all renewal leases for renewal periods approximately as long as the Extension Period, executed by tenants for similar uses and lengths of time for multi-story buildings in the Property during the six (6) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective, where such renewal rates were not set by the terms of such leases. In all cases, such rates shall take into consideration the location, quality and age of the building, floor level, extent of leasehold improvements (existing or to be provided), rental abatements, lease takeovers/assumptions, parking charges, moving expenses and other concessions for the benefit of Tenant, term of lease, extent of services to be provided, distinction between "gross" and "net" lease, base year or amount allowed by Landlord for payment of building operating expenses (expense stop), and the time the particular rental rate under consideration became or is to become effective, or any other relevant term or condition.

     If the parties are unable to agree on the Prevailing Rental Rate within thirty (30) days after the commencement of the Extension Period, either party may request that the Prevailing Rental Rate be determined by arbitration, under the Commercial Arbitration Rules of the American Arbitration Association then in effect. Such determination shall be final and binding upon the parties. In recognition that the Prevailing Rental Rate may not be determined until after the commencement of the Extension Period, Tenant shall pay, during the Extension Period until the Prevailing Rental Rate is determined, 100% of the amount of Rent then in effect (including Base Rent, and all other charges). Under no circumstances shall the Rent during the Extension Period ever be less than 100% of such amount of Rent then in effect, regardless of the Prevailing Rental Rate, as determined in accordance with the foregoing provisions. If the Prevailing Rental Rate is determined to be greater than such amount, Tenant shall pay Landlord, within thirty (30) days after written request therefor, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount of Rent therefore paid by Tenant during the Extension Period.

     If Tenant shall fail to exercise the option herein provided, said option shall terminate, and shall be null and void and of no further force and effect. Tenant's exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the option herein provided, then immediately upon such termination, the option herein granted to extend the Term, shall simultaneously terminate and become null and void. Such option is personal to Tenant. Under no circumstances shall the assignee under a complete or partial assignment of the Lease (except for an Affiliate which is assigned the entire interest in the Lease), or a subtenant under a sublease of the Premises, have any right to exercise the option to extend granted herein. Time is of the essence of this provision.

                                   ARTICLE 37

                                Expansion Space

     During the period commencing on the Commencement Date and continuing until December 31, 1997 ("ROFR Period"), Tenant shall have a right of first refusal ("ROFR") to lease the remainder of the Building ("Expansion Space"). Landlord shall present any lease for the Expansion Space (or a portion of Expansion Space) which has been signed by a third party and Landlord is otherwise prepared to sign ("ROFR Lease") during the ROFR Period to Tenant and Tenant shall have a period of five (5) days to irrevocably exercise in writing its right to lease that portion of the Expansion Space which is the subject of the ROFR Lease on the terms contained in the ROFR Lease. Failure of Tenant to timely exercise Tenant's ROFR shall be deemed an election by Tenant not to exercise Tenant's ROFR. Notwithstanding the foregoing, Landlord shall use reasonable efforts to give Tenant prior notice in the event Landlord is engaged in negotiations which likely will result in Tenant's ROFR being exercisable.

     For the remainder of the initial Term of the Lease following the ROFR Period, Tenant shall have a right of first opportunity to lease any remaining portion of the Expansion Space prior to the Expansion Space being offered to a third party, in an "as is" condition, when the same becomes legally available to lease, on the same terms and provisions then in effect under the Lease, except that (i) monthly Base Rent for the Expansion Space shall be adjusted to reflect the Prevailing Rental Rate, and (ii) if the commencement date for the leasing of the Expansion Space does not occur during the first thirty (30) months of the initial Term (a commencement date for the Expansion Space during the first thirty (30) months of the initial Term shall result in the lease for the Expansion Space being coterminous with the initial Term of the Lease), then Tenant shall be required to lease the Expansion Space for the term otherwise contemplated by Landlord and the Lease Term shall be correspondingly extended at the Prevailing Rental Rate so as to be coterminous with the Expansion Space lease. "Prevailing Rental Rate" means the average per square foot rental rate per month for all leases for comparable space and approximately the same number of months, executed by tenants in multi-story buildings in the Property for office space expansions during the six (6) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective and payable under the terms of this Lease, where the rates for such expansions were not set in such leases, subject to reasonable adjustments for comparable space on more desirable, or less desirable floors or areas of the Property. If no such comparable space has been leased during such six (6) month period, the rental rates used for purposes of this provision shall be adjusted to the amounts Landlord would have used had leases for such comparable space been entered. In calculating the Prevailing Rental Rate, Landlord shall take into account the existence in comparable leases of base years, stop levels or other provisions respecting taxes or operating expenses and any other economic provisions, such as but not limited to consumer price index provisions, utility reimbursements or fixed rent increases, any free rent periods, and improvement allowances. To the extent that any of the foregoing provisions or concessions are generally provided by Landlord in comparable expansion leases at the time the prevailing Rental Rate is being determined, Landlord shall provide the same to Tenant.

     Landlord shall notify Tenant in writing within thirty (30) days after the Expansion Space becomes legally available to lease, or at Landlord's option, such earlier time as Landlord shall be in a position to project when the Expansion Space will be legally available to lease, advising Tenant of such projected date. Tenant shall then have ten (10) business days in which to notify Landlord in writing exercising Tenant's right to lease the Expansion Space on the terms described above. If Tenant exercises the right to lease the Expansion Space, said lease shall commence the later of thirty (30) days after Tenant's notice exercising the right, or the date the Expansion Space is available for occupancy, and shall continue for the duration of the Term of the Lease. After Tenant validly exercises the expansion right provided herein, the parties shall execute an amendment to the Lease, adding the Expansion Space, or a new lease for the Expansion Space, or such other documentation as Landlord shall require, promptly after Landlord shall prepare the same, in order to confirm the leasing of such Expansion Space to Tenant, but an otherwise valid exercise of the expansion rights contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

     If the parties are unable to agree on the Prevailing Rental Rate within sixty (60) days after the commencement of the lease for the Expansion Space, either party may request that the

Prevailing Rental Rate be determined by arbitration, under the Commercial Arbitration Rules of the American Arbitration Association then in effect. In recognition that the Prevailing Rental Rate may not be determined until after the commencement of the lease for the Expansion Space, Tenant shall pay, as Rent for the Expansion Space, until the Prevailing Rental Rate is determined, the amount of Rent then in effect under the Lease on a per rentable square foot basis (including Base Rent, and all other charges). Under no circumstances shall the Rent under the Lease ever be less than such amount of Rent then in effect under the Lease on a per rentable square foot basis, regardless of the Prevailing Rental Rate, as determined in accordance with the foregoing provisions. If the Prevailing Rental Rate is determined to be greater than such amount, Tenant shall pay Landlord, within thirty (30) days after written request therefor, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount theretofore paid by Tenant for the Expansion Space.

     The foregoing expansion right shall apply only with respect to the entire Expansion Space, and may not be exercised with respect to only a portion thereof, unless only a portion shall first become available (in which case, the foregoing expansion right shall apply to such portions, as the same become available). If Tenant shall fail to exercise such expansion right, after notice by Landlord of the availability of the Expansion Space, as provided herein, such right shall be deemed to have lapsed and expired, and shall be of no further force or effect. Landlord may thereafter freely lease all or a portion of the Expansion Space to any other party, at any time, on any terms, in Landlord's sole discretion (except that prior to entering into a lease for the Expansion Space with a third party within ninety (90) days of Tenant's waiving its right to the Expansion Space, which lease's economic terms in the aggregate are at least 25% more favorable than the terms offered to Tenant, Landlord shall again offer the Expansion Space to Tenant subject to the terms set forth herein). The foregoing expansion right shall be subject to the existing tenants or occupants of the Expansion Space renewing their existing leases whether pursuant to options to extend previously granted or otherwise, and in all events is subject and subordinate to any existing rights of any other parties to lease the Expansion Space, if such existing rights have already been granted prior to the date of this Lease.

     If Tenant shall exercise the expansion right granted herein, Landlord does not guarantee that the Expansion Space will be available on the commencement date for the lease thereof, if the then existing occupants of the Expansion Space shall hold-over, or for any other reason beyond Landlord's reasonable control. In such event, rent with respect to the Expansion Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse. Tenant's exercise of such expansion right shall not operate to cure any default by Tenant of any of the terms and provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. The expansion right herein shall, at Landlord's election, be null and void, if Tenant is in default under the Lease on the date Tenant exercises its rights hereunder or at any time thereafter and prior to commencement of the Lease for the Expansion Space. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if Tenant shall have subleased or assigned more than 25% of the Premises, then immediately upon such termination, sublease or assignment, the right to lease the Expansion Space herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances shall the assignee under a complete or partial assignment of the Lease (except for an Affiliate which is assigned the entire interest in the Lease), or a subtenant under a sublease of the Premises, have any right to exercise the expansion right granted herein. Tenant agrees that time is of the essence of this provision.

     Landlord agrees that it shall use reasonable efforts (without being required to make any economic concessions) to negotiate relocation clauses in future leases in the Building which are for less than 9,911 square feet. Not more than twice a year, Tenant shall be entitled to make a written request to Landlord for a list of the space available to lease in Old Orchard Plaza and the space in the Building which is subject to a lease containing a relocation clause and Landlord will provide such a list within twenty (20) days of receipt of such request.

     Subject to the terms of this Article 37, Tenant may also give written notice to Landlord of Tenant's desire to lease all or a portion of the Expansion Space which is then legally available to lease, regardless of whether or not Landlord has a third party interested in the Expansion Space and Landlord shall lease the same to Tenant on the terms contained in this Article 37 (except that Landlord shall have the right to reasonably modify terms of the expansion lease such as the dimensions or the amount of space leased [if less than the entire Expansion Space is leased] to take into account factors such as the marketability of the remaining space and its compliance with applicable laws concerning occupancy).

                                   ARTICLE 38

                        Americans with Disabilities Act

     The parties acknowledge that Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. (S)12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") established requirements for accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Property depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the common areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

                                   ARTICLE 39

                               Lease Termination

     In the event that Tenant desires at least 10,000 square feet of additional space, Tenant shall provide Landlord with written notice of the amount of additional space Tenant requires (which notice shall be binding on Tenant for purposes of this Article 39 both as to the amount of space required by Tenant and as to Tenant's leasing of such space, if available) not later than December 31, 2002 (and no earlier than November 1, 2002) and Landlord shall respond to Tenant in writing within one hundred twenty (120) days of such notice indicating whether or not Landlord can satisfy Tenant's space requirements set forth in such notice in a location or locations somewhere in the Property by December 31, 2003. Such space, if available, shall be leased by Tenant in "as is" condition at the Prevailing Rental Rate (as defined in Article 38, and subject to the arbitration provisions contained therein) commencing on the earlier of January 1, 2004 or the earlier availability of the space. In the event Landlord is unable to accommodate Tenant with the amount of additional space set forth in Tenant's notice, Tenant shall have a one-time right to terminate this Lease effective as of December 31, 2003 ("Termination Date") provided that Tenant meets all of the following additional requirements:

     (i)       Tenant has not exercised Tenant's Option to Extend pursuant to
               Article 37 or otherwise; and

     (ii) Tenant provides Landlord with irrevocable written notice of Tenant's intention to terminate this Lease within sixty (60) days of Landlord's notice to Tenant concerning Landlord's inability to provide the expansion space specified in Tenant's original notice to Landlord ("Termination Notice"); and

     (iii) Tenant is not in default at the time Tenant gives Landlord the Termination Notice or at any time thereafter; and

     (iv) Tenant actually enters into a lease with a third party landlord for premises (which lease may consist of more than one non-contiguous location provided that the smallest location may not be smaller than (a) the number of aggregate square feet of space Landlord has available for lease on December 31, 2003 or (b) the existing Premises, whichever is greater) at least 95% as large as the space which would have comprised the Premises plus the additional space requested of Landlord, and provides Landlord with proof of same; and

     (v) Tenant submits to Landlord with the Termination Notice a certified or cashier's check for one half the total termination payment ("Termination Payment") equal to the sum of the costs incurred by Landlord for the construction of Tenant's initial improvements per the Work Agreement attached to the Lease, such amount being currently estimated to be approximately $891,900.00 (and which actual amount shall be confirmed in writing within 90 days after the Commencement Date) plus $199,785.00 payable to broker by Landlord in connection with the Lease, plus all of Landlord's out-of-pocket costs in connection with any future amendments of this Lease, all including interest at the rate of ten percent (10%) per annum, amortized as shown on Exhibit D attached hereto (prior to submitting the Termination Notice, Tenant shall submit a written request to Landlord for Landlord to calculate the amount of the Termination Payment and Landlord shall provide such amount within thirty (30) days of Tenant's written request for same); and

     (vi) Tenant submits to Landlord prior to the Termination Date a certified or cashier's check for the remaining half of the Termination Payment.

Tenant shall continue to comply with all the terms and provisions of this Lease and shall remain liable for all of Tenant's obligations which accrue hereunder up to and including the Termination Date. This termination right is personal to Tenant. Under no circumstance shall the assignee under a complete or partial assignment of the Lease (except for an Affiliate which is assigned Tenant's entire interest in the Lease), or a subtenant under a sublease of the Premises, have any right to exercise the termination right granted herein. Tenant agrees that time is of the essence of this provision.

                                   ARTICLE 40

                                    SIGNAGE

     Tenant shall have the following signage rights: (i) monument signage which fronts on Old Orchard Road and the entry road to the Property, (ii) monument signage on the entry road adjacent to the Building, (iii) a listing in the directory in the Building, and (iv) if Tenant occupies at least four (4) full floors in the Building, Tenant shall have the right to install a sign on the Building. Landlord shall install, at Landlord's cost, the signage set forth in
(i) and (iii) above and shall maintain same, the cost of such maintenance to be included in Operating Expenses. Tenant shall install, at Tenant's cost, the signage set forth in (ii) and (iv) above and shall maintain same at Tenant's expense which maintenance obligation shall be subject to all the provisions of this Lease, including, without limitation, Article 9. All aspects of the size, design, materials, exact location, etc. of all such signage shall be subject to Landlord's approval (which approval Landlord may withhold in Landlord's sole discretion) and shall comply with all applicable Laws, codes and ordinances.

                                   ARTICLE 41

                                  USE OF ROOF

     Tenant shall have the right, at Tenant's cost, to place a satellite dish not exceeding 48" in diameter on the roof of the Building, without paying additional monthly Rent. All aspects of such installation (including, without limitation, the location of the dish, type and color of the dish and any required concealment) shall be subject to Landlord's prior written approval (which approval Landlord may withhold in Landlord's sole discretion) and shall comply with all applicable Laws, codes and ordinances.

                                   ARTICLE 42

                          CERTIFICATE OF GOOD STANDING

     Tenant shall furnish to Landlord within twenty one (21) days of the date hereof, a certificate of good standing for Peapod, Inc., a Delaware corporation. Failure by Tenant to timely furnish same shall be an event of default hereunder entitling Landlord, in addition to the other remedies provided hereunder, to stop the Work pursuant to the attached Work Agreement and to draw down on the letter of credit Security Deposit and use the proceeds of same to cover the costs of any Work previously executed.

                                   ARTICLE 43

                                ENTIRE AGREEMENT

     This Lease, together with Rider One, Exhibits A through D and the document captioned Work Agreement (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

                         LANDLORD:

                         LONG DRIVE INVESTORS I, L.L.C.,
                         a Delaware limited liability company

                         By: Walton Street Real Estate Fund I, L.L.C., a Delaware limited liability company, Managing Member

                              By:   Walton Street Managers I, L.P.,
                                    a Delaware limited partnership,
                                    Managing Member

                                    By:  WSC Managers I, Inc.,
                                         a Delaware corporation,
                                         General Partner

                                         By:  ___________________________
                                         Name:  _________________________
                                         Title:    ______________________


                         TENANT:

                         Peapod, L.P.,
                         an Illinois limited partnership

                         By:  ___________________________________________
                         Name Typed:  ___________________________________
                         Title:     _____________________________________

                                   EXHIBIT A
                                   ---------

                                    PREMISES

     [Gene Ventura to submit.]

                                   EXHIBIT B
                                   ---------

                                   BASE RENT



                            Annual Per
                            Rentable Square
                            Foot Base             Annual          Monthly
Period                      Rental Rate           Base Rent       Base Rent
------------------------------------------------------------------------------
June 15, 1997 through         $12.00              $356,760.00     $29,730.00 *
June 30, 1998

July 1, 1998 through          $12.50              $371,625.00     $30,968.75
June 30, 1999

July 1, 1999 through          $13.00              $386,490.00     $32,207.50
June 30, 2000

July 1, 2000 through          $13.50              $401,355.00     $33,446.25
June 30, 2001

July 1, 2001 through          $14.00              $416,220.00     $34,685.00
June 30, 2002

July 1, 2002 through          $14.50              $431,085.00     $35,923.75
June 30, 2003

July 1, 2003 through          $15.00              $445,950.00     $37,162.50
June 30, 2004

July 1, 2004 through          $15.50              $460,815.00     $38,401.25
December 31, 2004


* Subject to the Base Rent abatement provision contained in Article 2 of the Lease and a proportionate adjustment to reflect the fact that Tenant is only scheduled to occupy the second floor and the data center on the third floor during the period from June 15, 1997 through June 30, 1997.

                                   EXHIBIT C
                                   ---------

                               LETTER OF CREDIT

                                   EXHIBIT D
                                   ---------

                             AMORTIZATION SCHEDULE

                                   RIDER ONE
                                   ---------

                                     RULES

     (1) On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Property and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

     (2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

     (3) Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

     (4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

     (5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, in compliance

                                     R1-1
with all Laws, and always at the Tenant's sole responsibility and risk. All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors. Tenant shall not allow anything (including without limitation, portable carts, signs, placards, and billboards) to remain in or obstruct in any way, any lobby, plaza, corridor, sidewalk, passageway, entrance, exit, hall, elevator, escalator, stairway, shipping area, or other area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste that are at any time being taken from the Premises directly to the areas designated for disposal. Tenant shall cause trash and rubbish to be deposited only in receptacles approved or designated by Landlord. Any hand-carts used at the Property shall have rubber wheels and side guards and no other material handling equipment may be brought upon the Property except as Landlord shall approve in writing in advance. Nothing contained in this paragraph shall be deemed to prevent Tenant from taking routine delivery of items during normal business hours which do not tie up the elevators or otherwise inconvenience other tenants in the Building.

     (6) Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

     (7) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

     (8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring

                                     R1-2
in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

     (9) Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

     (10) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

     (11) The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

     (12) Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant), nor permit any video, electronic or pinball machines on the Premises. If any food or beverages shall be permitted to be sold or consumed on the Premises, Landlord may require that Tenant engage a responsible pest and rodent control service approved by Landlord on such regular basis as Landlord reasonably requires.

     (13) Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease. No leaflets or other materials may be distributed or placed on vehicles in any parking area or facility.

                                     R1-3

     (14) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

     (15) Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

     (16) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

     (17) Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

     (18) Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, unless previously approved by Landlord in writing, such consent not to be unreasonably withheld, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity,
(vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises

                                     R1-4
anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the premises or the Property, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor
(xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property.

     (19) The following Rules shall apply to the parking areas:

          (i) In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Property, and their employees and visitors, and other Persons (as defined in Article 25 of the Lease) to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis, all as further described in
                Article 6 of the Lease. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces.

          (ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control.

          (iii) Cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted,
                (d) on ramps, and (e) loading areas and other specially

                                     R1-5
               designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

                                     R1-6

                                 WORK AGREEMENT
                                 --------------

                                 TURN-KEY DEAL


     THIS AGREEMENT made as of the day of _________, 1997, between Long Drive Investors I, L.L.C., a Delaware limited liability company ("Landlord") and Peapod, L.P., an Illinois limited partnership ("Tenant").

     Reference is made to the lease agreement dated ___________________________, 1997 (the "Lease") for premises consisting of 29,730 square feet in Building C (the "Premises"), located in the property known as Old Orchard Plaza (the "Property").

     I. THE WORK. The "Work" herein shall consist of the improvements shown on the plans ("Plans") referenced as follows, and any demolition or preparation work required in connection therewith:

     Name of Architect or Space Planner:     Techno Architects/Interior
                                             Designers


     Address of Architect or Space Planner:  1147 West Ohio Street
                                             Chicago, Illinois 60622

     Dates of Plans and Revisions:    Issued for Review            3/6/97
                                      Issued for Bid/Engineering   3/10/97
                                      Issued for Permit            3/27/97
                                      Addendum 1                   3/13/97
                                      Addendum 2                   3/18/97
                                      Addendum 3                   3/27/97
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     II.  BASIC AGREEMENT.  Subject to the provisions contained in Article 1 and
Article 4 of the Lease and Section III below, Landlord shall substantially complete the Work described above, on or before the Commencement Date under the
Lease.

     Landlord shall bear the cost of the Work (including the cost of building permits and sales tax) except for the Architects and/or Space Planner's fees and except as otherwise expressly provided to the contrary herein.

     III. TENANT DELAYS. Delays in substantially completing the Work and delivering the Premises that occur as a result of one or more of the following
(collectively called "Tenant

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Delays") shall not delay the Commencement Date or postpone the commencement of
Rent under the Lease:

          (a)  Tenant's requests for changes to the Work or Change Orders under
          Section V, or otherwise,

          (b) Tenant's failure to furnish an amount equal to Landlord's reasonable estimate of Tenant's Cost (if any) within 10 days, as described in Section XI (which shall give Landlord the absolute right to postpone the Work until such amount is furnished to Landlord),

          (c) any upgrades, special work or other non-building standard items, or items not customarily provided by Landlord to office tenants, to the extent that the same involve longer lead times, installation times, delays or difficulties in obtaining building permits, requirements for any governmental approval, permit or action beyond the issuance of normal building permits (as described in Section IV), or other delays not typically encountered in connection with Landlord's standard office improvements,

          (d) the performance by Tenant or Tenant's contractors, agents or employees of any work at or about the Premises or Property, or

          (e) any act or omission of Tenant or Tenant's contractors, agents or employees, or any breach by the Tenant of any provisions contained in this Agreement or in the Lease, or any failure of Tenant to cooperate with Landlord or otherwise act in good faith in order to cause the Work to be designed and performed in a timely manner.

     IV. GOVERNMENTAL APPROVAL OF PLANS. Landlord shall apply for any normal building permits required for the Work. If the Plans must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant. In such case, Tenant shall promptly arrange for the Plans to be revised to satisfy the building permit requirements and shall submit the revised Plans to Landlord for approval as a Change Order under Section V. Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action (except normal building permits as described above). If any such other matters are required, Tenant shall promptly seek to satisfy such requirements or revise the Plans to eliminate such requirements. Delays in substantially completing the Work by the Commencement Date as a result of requirements for building permits or other governmental approvals, permits or actions shall affect the Commencement Date and commencement of Rent to the extent provided in Section III.

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

     V. CHANGES TO PLANS. If Tenant shall desire any changes, alterations, or additions to the Plans referenced above, Tenant shall submit a detailed written request or revised Plans (the "Change Order") to Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofor approved, Landlord shall not unreasonably withhold approval, but all costs in connection therewith, including without limitation construction costs, permit fees, and any additional plans, drawings and engineering reports or opinions or other studies or tests, or revisions of such existing items, shall be paid for by Tenant as a Tenant's Cost under Section XI, or as Landlord shall otherwise reasonably require.

     VI.  COMPLETION.

          A. Landlord shall be deemed to have "substantially completed" the Work for purposes hereof if Landlord has caused all of the Work to be completed substantially except for so-called "punchlist items," e.g. minor details of construction or decoration or mechanical adjustments which do not substantially interfere with Tenant's occupancy of the Premises, or Tenant's ability to complete any improvements to the Premises to be made by Tenant. If there is any dispute as to whether Landlord has substantially completed the Work, the good faith decision of Landlord's space planner shall be final and binding on the parties.

          B. If Landlord notifies Tenant in writing that the Work is substantially completed, and Tenant fails to object thereto in writing within seven (7) days thereafter specifying in reasonable detail the items of work needed to be performed in order for substantial completion, Tenant shall be deemed conclusively to have agreed that the Work is substantially completed, for purposes of commencing the Commencement Date and Rent under the Lease.

          C. Substantial completion shall not prejudice Tenant's rights to require full completion of any remaining items of Work. However, if Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within fifteen (15) days thereafter specifying in reasonable detail the items of work needed to be completed and the nature of work needed to complete said items, Tenant shall be deemed conclusively to have accepted the Work as fully completed (or such portions thereof as to which Tenant has not so objected).

          D. Landlord reserves the right to substitute comparable or better materials and items for those shown in the Plans, so long as they do not materially and adversely affect the appearance of the Premises.

     VII. WORK PERFORMED BY TENANT. Landlord, at Landlord's discretion, may permit Tenant and Tenant's agents and contractors to enter the Premises prior to completion of the Work in order to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to completion of the Work, then such permission is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees working in harmony and interfering with Landlord and Landlord's contractors in doing the Work or with other tenants

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

and occupants of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission upon twenty-four (24) hours oral or written notice to Tenant. Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease
(including, without limitation, all insurance requirements), except as to the covenant to pay Rent thereunder, and further agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any items of work constructed by Tenant or to other property of Tenant that may be placed in the Premises prior to completion of the Work, the same being at Tenant's sole risk.

     VIII. LIABILITY. The parties acknowledge that Landlord is not an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Plans will be free from errors or omissions, nor that the Work will be free from defects, and Landlord shall have no liability therefor, provided that such architects, engineers and contractors are licensed and reputable. In the event of such errors, omissions, or defects, Landlord shall cooperate in any action Tenant desires to bring against such parties.

     IX. TAXES. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises and the Work to the Premises under this Agreement. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

     X.     INCORPORATION INTO LEASE; DEFAULT.  THE PARTIES AGREE THAT THE
PROVISIONS OF THIS WORK AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO
THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Work Agreement, the latter shall govern and control. Any default by a party hereunder shall constitute a default by that party under the Lease and said party shall be subject to the remedies and other provisions applicable thereto under the Lease.

     XI.    TENANT'S COST.

     Any amounts that Tenant is required to pay under this Agreement pursuant to
Section V or otherwise shall be referred to as "Tenant's Cost" herein.  Tenant's
Cost shall be deemed additional "Rent" under the Lease. Landlord may at any time reasonably estimate Tenant's Cost in advance, in which case, Tenant shall deposit such estimated amount with Landlord within 10

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days after requested by Landlord. If such estimated amount exceeds the actual amount of Tenant's Cost, Tenant shall receive a refund of the difference, and if the actual amount shall exceed the estimated amount, Tenant shall pay the difference to Landlord within 10 days after requested by Landlord.




                         LANDLORD:

                         LONG DRIVE INVESTORS I, L.L.C.,
                         a Delaware limited liability company

                         By:  Walton Street Real Estate Fund I, L.L.C.,
                              a Delaware limited liability company,
                              Managing Member

                              By:   Walton Street Managers I, L.P.,
                                    a Delaware limited partnership,
                                    Managing Member

                                    By:  WSC Managers I, Inc.,
                                         a Delaware corporation,
                                         General Partner

                                         By:  ___________________________
                                         Name:  ____________________
                                         Title:    ____________________


                         TENANT:

                         Peapod, L.P.,
                         an Illinois limited partnership

                         By:  _____________________________________________
                         Name Typed:  ______________________________________
                         Title:     ______________________________________

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